BMB MUNAI, INC. TO EXIT
ACCELERATED FILER STATUS

SALT LAKE CITY, UT – June 14, 2010 - BMB Munai, Inc. (NYSE Amex:  KAZ) today announced that, in accordance with  Rule 12b-2 of the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, the Company has become eligible to exit accelerated filer status.  Beginning with its Annual Report on Form 10-K for the fiscal year ended March 31, 2010 (“Annual Report”), the Company intends to begin filing its periodic reports in accordance with the timing guidelines established by the  U.S. Securities and Exchange Commission (“SEC”) for non-accelerated filers.  Accordingly, the Company currently anticipates its Annual Report will be filed with the SEC on or before June 29, 2010.

NYSE Amex has neither approved nor disapproved of the contents of this press release.

Contacts:
In the US: Adam R. Cook, Corporate Secretary
(801) 355-2227, E-mail: USoffice@bmbmunai.com
In Kazakhstan: Daniyar Uteulin, Vice President for Investor Relations
+7 (7272) 375-125, E-mail: KZoffice@bmbmunai.com

The information contained in this release includes forward -looking statements that are subject to risks and uncertainties that could cause actual results to differ materially. Certain statements contained herein constitute forward -looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward -looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual performance or achievements of the Company to be materially different from those expressed or implied. Forward -looking statements involve risks and uncertainties, including but not limited to, risks described in the Company's periodic reports on file with the Securities and Exchange Commission.